Mitek Appoints David Lyle as Chief Financial Officer

Seasoned Technology and Financial Operations Leader Joins Mitek’s Executive Team

SAN DIEGO, Calif., December 19, 2023 - Mitek Systems, Inc. (NASDAQ: MITK, Mitek or the Company), a global leader in digital identity and fraud prevention is pleased to announce the appointment of David Lyle as Chief Financial Officer (CFO). He will assume the CFO role on January 2, 2024, currently held by Fuad Ahmad, Mitek’s current interim CFO, who will remain with Mitek during the next several months to ensure a successful transition.

Lyle brings an impressive background with 28 years of technology industry experience, 16 of which were spent leading public companies as CFO, including Surgalign Spine Technologies (SRGAQ), Airgain, Inc. (NASDAQ: AIRG), Maxwell Technologies (formerly NASDAQ: MXWL) prior to its sale to Tesla and Entropic Communications (formerly NASDAQ: ENTR) prior to its sale to Maxlinear, Inc.

As Mitek’s Chief Financial Officer, Lyle will report directly to Mitek’s Chief Executive Officer (CEO), Max Carnecchia, and will oversee global finance and accounting, information technology and security, and facilities.

“I am thrilled to welcome David to Mitek,” said Mitek CEO Max Carnecchia. “With his robust background in both technology and global finance, he is the perfect fit to help drive our growth and profitability. David joins us during a pivotal scaling period for our Digital Banking and Identity businesses, bringing valuable expertise to the team. His vast experience leading high-growth public and private organizations makes him an exceptional addition to Mitek’s executive leadership team. I would also like to thank and acknowledge Fuad for his interim leadership and many contributions to the company this past year.”

"I am excited to join the Mitek team and its purpose-driven culture,” David Lyle said. “Mitek’s established incumbency and its exceptional reputation in the financial services market, coupled with its groundbreaking AI-powered technology that empowers digital identity verification, authentication, and fraud prevention, provides an exciting entry point for me to help the Mitek team continue expanding the business in this large and rapidly growing market. I look forward to being part of its innovative next chapter.”
Mitek was recently named an industry leader in Javelin Strategy & Research’s 2023 Know Your Customer Solution Scorecard and by Liminal, an advisory and market intelligence firm specializing in the digital identity, cybersecurity and fintech markets.

About Mitek Systems, Inc.

Mitek (NASDAQ: MITK) is a global leader in digital identity and digital fraud prevention, with technology to bridge the physical and digital worlds. Mitek’s advanced identity verification technologies and global platform make digital access faster and more secure than ever, providing companies new levels of control, deployment ease and operation, while protecting the entire customer journey. More than 7,800 organizations use Mitek to enable trust and convenience for mobile check deposit, new account opening and more. Learn more at www.miteksystems.com.

Follow Mitek on LinkedIn, Twitter and YouTube, and read Mitek’s latest blog posts here.

Notice Regarding Forward-Looking Statements

Statements contained in this news release relating to the Company or its management’s intentions, hopes, beliefs, expectations or predictions of the future, including, but not limited to, statements relating to the Company or its management’s intentions, hopes, beliefs, expectations or predictions of the future, including, but not limited to, statements relating to driving growth and profitability, the Company’s expectations regarding a pivotal scaling period for the Company’s Digital Banking and Identity business and expanding the business in a large and rapidly growing market constitute forward looking statements. Such forward-looking statements are subject to a number of risks and uncertainties, including, but not limited to, risks related to the Company’s ability to withstand negative conditions in the global economy, a lack of demand for or market acceptance of the Company’s products, the impact of the Company’s acquisition of HooYu Ltd. including any operational or cultural difficulties associated with the integration of the businesses of Mitek and HooYu Ltd., the Company’s ability to continue to develop, produce and introduce innovative new products in a timely manner, the Company’s ability to capitalize on a growing market, quarterly variations in revenue, the profitability of certain sectors of the Company, the performance of the Company’s growth initiatives, the outcome of any pending or threatened litigation, and the timing of the implementation and launch of the Company’s products by the Company’s signed customers.

Additional risks and uncertainties faced by the Company are contained from time to time in the Company’s filings with the U.S. Securities and Exchange Commission (SEC), including, but not limited to, the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2022, as filed with the SEC on July 31, 2023 and its quarterly reports on Form 10-Q and current reports on Form 8-K, which you may obtain for free on the SEC’s website at www.sec.gov. Collectively, these risks and uncertainties could cause the Company’s actual results to differ materially from those projected in its forward-looking statements and you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company disclaims any intention or obligation to update, amend or clarify these forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Investor Contact:
Todd Kehrli or Jim Byers
MKR Investor Relations, Inc.
mitk@mkr-group.com